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Exhibit 5.1

[SHEARMAN & STERLING LLP LETTERHEAD]

January 8, 2004

The Board of Directors
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502

UTStarcom, Inc.

Ladies and Gentlemen:

        We have acted as counsel for UTStarcom, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), by the Company of the following securities of the Company with an aggregate offering price of up to $75,246,100 or the equivalent thereof in one or more foreign currencies: (i) senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"); (ii) common stock (the "Common Stock"), including common stock that may be issued upon conversion of the Debt Securities or the Warrants (as defined below); (iii) warrants to purchase preferred stock (the "Preferred Stock Warrants"); (iv) warrants to purchase Debt Securities (the "Debt Warrants"); and (v) warrants to purchase Common Stock (the "Common Stock Warrants," and together with the Preferred Stock Warrants and the Debt Warrants, the "Warrants"). The Debt Securities, the Common Stock and the Warrants are collectively referred to as the "Securities". The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), as supplemented by one or more supplements to the Prospectus.

        The Senior Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "Senior Indenture") to be entered into among the Company and U.S. Bank National Association, as trustee (the "Senior Trustee"). The Senior Subordinated Debt Securities will be issued in one or more series pursuant to an indenture (together with any supplemental indentures, the "Senior Subordinated Indenture") to be entered into among the Company and U.S. Bank National Association, as trustee (the "Senior Subordinated Trustee"). The Subordinated Debt Securities will be issued in one or more series pursuant to a subordinated indenture (together with any supplemental indentures, the "Subordinated Indenture," and together with the Senior Indenture and the Senior Subordinated Indenture, the "Indentures") to be entered into among the Company and U.S. Bank National Association, as trustee (the "Subordinated Trustee"). The Debt Warrants will be issued pursuant to one or more debt warrant agreements (each, a "Debt Warrant Agreement") to be entered into among the Company and a financial institution identified therein as warrant agent (the "Debt Warrant Agent"). The Preferred Stock Warrants will be issued pursuant to one or more stock warrant agreements (each, a "Preferred Stock Warrant Agreement") to be entered into among the Company and a financial institution identified therein as warrant agent (the "Preferred Stock Warrant Agent"). The Common Stock Warrants will be issued pursuant to one or more stock warrant agreements (each, a "Common Stock Warrant Agreement," and together with Debt Warrant Agreement and the Preferred Stock Warrant Agreement, the "Warrant Agreements") to be entered into among the Company and a financial institution identified therein as warrant agent (the "Common Stock Warrant Agent").

        In our capacity as counsel to the Company we have examined the Registration Statement and the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies.

        Our opinions set forth below are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other laws.

        Based on and subject to the foregoing, we are of the opinion that:

          1.     The Company is incorporated and validly existing in the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform the obligations under the Indentures and Warrants.

          2.     The Company has authority pursuant to its Certificate of Incorporation to issue up to 750,000,000 shares of Common Stock. When (i) all corporate action necessary for the issuance of the Common Stock has been taken and (ii) such shares of Common Stock have been duly issued and delivered to and paid for by the purchasers thereof, then the Common Stock (including any Common Stock issued on the exercise of any Common Stock Warrants) will be validly issued, fully paid and non-assessable.

          3.     The Company has authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock. When (i) all corporate action necessary for the issuance of the Preferred Stock has been taken and (ii) such shares of Preferred Stock have been duly issued and delivered to and paid for by the purchasers thereof, then the Preferred Stock (including any Preferred Stock issued on the exercise of any Preferred Stock Warrants) will be validly issued, fully paid and non-assessable.

          4.     When the Senior Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          5.     When (i) the Senior Debt Securities have been duly authorized; (ii) the final terms of the Senior Debt Securities have been duly established and approved, and (iii) the Senior Debt Securities have been duly executed by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt Securities (including any Senior Debt Securities issued upon the exercise of any Debt Warrants) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Indenture.

          6.     When the Senior Subordinated Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Senior Subordinated Trustee, the Senior Subordinated Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          7.     When (i) the Senior Subordinated Debt Securities have been duly authorized; (ii) the final terms of the Senior Subordinated Debt Securities have been duly established and approved, and (iii) the Senior Subordinated Debt Securities have been duly executed by the Company and authenticated by the Senior Subordinated Trustee in accordance with the Senior Subordinated Indenture and delivered to and paid for by the purchasers thereof, the Senior Subordinated Debt Securities (including any Senior Subordinated Debt Securities issued upon the exercise of any Debt Warrants) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Senior Subordinated Indenture.

          8.     When the Subordinated Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Subordinated Trustee, the Subordinated Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          9.     When (i) the Subordinated Debt Securities have been duly authorized; (ii) the final terms of the Subordinated Debt Securities have been duly established and approved, and (iii) the Subordinated Debt Securities have been duly executed by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, the Subordinated Debt Securities (including any Subordinated Debt Securities issued upon the exercise of any Debt Warrants) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Subordinated Indenture.

          10.   When each Debt Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Debt Warrant Agent, such Debt Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          11.   When (i) the Debt Warrants have been duly authorized, (ii) the terms of the Debt Warrants have been duly established and approved; and (iii) the Debt Warrants have been duly executed by the Company and countersigned in accordance with the Debt Warrant Agreement and delivered to and paid for by the purchasers thereof, the Debt Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

          12.   When each Preferred Stock Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Preferred Stock Warrant Agent, such Preferred Stock Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          13.   When (i) the Preferred Stock Warrants have been duly authorized, (ii) the terms of the Preferred Stock Warrants have been duly established and approved; and (iii) the Preferred Stock Warrants have been duly executed by the Company and countersigned in accordance with the Preferred Stock Warrant Agreement and delivered to and paid for by the purchasers thereof, the Preferred Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

          14.   When each Common Stock Warrant Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the applicable Common Stock Warrant Agent, such Common Stock Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          15.   When (i) the Common Stock Warrants have been duly authorized, (ii) the terms of the Common Stock Warrants have been duly established and approved; and (iii) the Common Stock Warrants have been duly executed by the Company and countersigned in accordance with the Common Stock Warrant Agreement and delivered to and paid for by the purchasers thereof, the Common Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

        The opinions set forth in paragraphs (4) through (15) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

Very truly yours,
/s/ SHEARMAN & STERLING LLP

CC/JJ/TS
JDW

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  Exhibit 5.1